Exhibit 99



          IKON SUBSIDIARY PRICES $852 MILLION LEASE-BACKED NOTES SERIES
                                     2003-1


Valley Forge, Pennsylvania--April 16, 2003--IKON Office Solutions, Inc. (NYSE:IKN) today announced that IKON Receivables Funding, LLC will issue, on or about April 23, 2003, approximately $852 million of equipment lease-backed notes. IOS Capital LLC, a subsidiary of IKON Office Solutions, will act as Servicer. IKON Receivables Funding is a wholly owned subsidiary of IOS Capital.

The four classes of lease-backed notes are rated P-1/A-1+ and Aaa/AAA by Moody's Investor Service and Standard & Poor's, respectively. The notes are backed by lease contracts on copiers and other office equipment. The notes are insured by AMBAC Assurance Corporation. Lehman Brothers and JPMorgan were the joint lead managers on the sale, with Banc of America Securities LLC, Deutsche Bank Securities and PNC Capital Markets acting as co-managers. The weighted average interest rate on this transaction is 2.58%.

A registration statement related to these securities was filed and declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

"The asset-backed market continues to serve as a our primary source of funding for our leasing operations," stated William S. Urkiel, Senior Vice President and Chief Financial Officer of IKON, "With 78 percent of our customers in the U.S. leasing their equipment purchases through IOS Capital, our ability to access the asset-backed market at favorable terms contributes to the consistent returns we experience in our leasing business."

IKON accounts for the asset-backed notes as borrowings, with the debt and related assets reflected on the Company's balance sheet. Finance income related to the pledged lease receivables is recognized over the life of the underlying lease contracts. Asset-backed debt is generally retired with inflows from the related lease receivables. IKON and IOS Capital are parties to a support agreement that requires IOS Capital to maintain a debt to equity ratio not in excess of six to one.

About IKON
IKON Office Solutions (www.ikon.com) is a leading provider of products and services that help businesses manage document workflow and increase efficiency. IKON provides customers with total business solutions for every office, production and outsourcing need, including copiers and printers, color solutions, distributed printing, facilities management, and legal document solutions, as well as network integration, connectivity and custom workflow and imaging application development. IOS Capital, LLC, a wholly owned subsidiary of IKON, provides lease financing to customers and is one of the largest captive finance companies in North America. With Fiscal 2002 revenues of $4.8 billion, IKON has approximately 600 locations worldwide including the United States, Canada, Mexico, the United Kingdom, France, Germany, Ireland and Denmark.


This news release includes information which may constitute forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements relating to the issuance and rating of the equipment lease-backed notes, the Company's continued access to the asset-backed market, and the growth and profitability of the Company's leasing operations. Although IKON believes the expectations contained in such forward-looking statements are reasonable, it can give no assurances that such expectations will prove correct. Such forward-looking

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statements are based upon management's current plans or expectations and are subject to a number of risks and uncertainties, including, but not limited to: risks and uncertainties relating to conducting operations in a competitive environment and a changing industry; delays, difficulties, management transitions and employment issues associated with consolidation of, and/or changes in business operations; managing the integration of existing and acquired companies; risks and uncertainties associated with existing or future vendor relationships; and general economic conditions. Certain additional risks and uncertainties are set forth in IKON's 2002 Annual Report on Form 10-K filed with the Securities and Exchange Commission. As a consequence of these and other risks and uncertainties, IKON's current plans, anticipated actions and future financial condition and results may differ materially from those expressed in any forward-looking statements.

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